EXHIBIT 25.2

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM T-1
                      --------------------
                    STATEMENT OF ELIGIBILITY
             UNDER THE TRUST INDENTURE ACT OF 1939
         OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
        OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _________

                      --------------------

               THE FIRST NATIONAL BANK OF CHICAGO
      (Exact name of trustee as specified in its charter)

 A National Banking Association                              36-0899825
                                                          (I.R.S. employer
                                                    identification number)

One First National Plaza, Chicago, Illinois                 60670-0126
     (Address of principal executive offices)               (Zip Code)

               The First National Bank of Chicago
              One First National Plaza, Suite 0286
                 Chicago, Illinois   60670-0286
    Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
   (Name, address and telephone number of agent for service)

                      --------------------

           EQUITABLE OF IOWA COMPANIES CAPITAL TRUST
      (Exact name of obligor as specified in its charter)


     Iowa                                                To Be Applied For
(State or other jurisdiction of                          (I.R.S. employer
 incorporation or organization)                      identification number)

     604 Locust Street
     P.O. Box 1635
     Des Moines, Iowa                                  50306-1635
(Address of principal executive offices)               (Zip Code)


                     Preferred  Securities
               (Title of Indenture Securities)





Item 1. General Information. Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16.  List of exhibits.   List below all exhibits filed as a
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by
             Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of
     Chicago and State of Illinois, on the   18th day of March, 1996.


                    The First National Bank of Chicago,
                    Trustee

                    By    /s/ R.D. Manella
                         R. D. Manella
                         Vice President




* Exhibit 1,2,3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).












































                           EXHIBIT 6



              THE CONSENT OF THE TRUSTEE REQUIRED
                  BY SECTION 321(b) OF THE ACT


                                                  March 18, 1996



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of a Declaration of Trust of Equitable of Iowa Companies Capital Trust, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    The First National Bank of Chicago

                    By:  /s/ R. D. Manella

                         R. D. Manella
                         Vice President


























                                EXHIBIT 7

Legal Title of Bank: The First National Bank of Chicago     Call Date: 12/31/95
Address: One First National Plaza, Suite 0460         ST-BK:  17-1630 FFIEC 031
City, State  Zip: Chicago, IL  60670-0460                             Page RC-1
FDIC Certificate No.:    0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                  Dollar Amounts                C400       <-
                                   in Thousands        RCFD  BIL MIL THOU
                                  ______________       ____  ____________  ____
ASSETS
 1. Cash and balances due from
    depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing
       balances and currency
       and coin(1)                                     0081    4,003,995   1.a.
    b. Interest-bearing
       balances(2)                                     0071    9,240,284   1.b.
 2. Securities
    a. Held-to-maturity
       securities(from Schedule
       RC-B, column A)                                 1754            0   2.a.
    b. Available-for-sale
       securities (from Schedule
       RC-B, column D)                                 1773      827,134   2.b.
 3. Federal funds sold and
    securities purchased under
    agreements to resell in
    domestic offices of the bank
    and its Edge and Agreement
    subsidiaries, and in IBFs:
    a. Federal Funds sold                              0276    3,287,844   3.a.
    b. Securities purchased under
       agreements to resell                            0277      612,400   3.b.
 4. Loans and lease financing
    receivables:
    a. Loans and leases, net of
       unearned income (from
       Schedule RC-C)            RCFD 2122 16,463,126                      4.a.
    b. LESS: Allowance for
       loan and lease losses     RCFD 3123    353,777                      4.b.
    c. LESS: Allocated transfer
       risk reserve              RCFD 3128          0                      4.c.
    d. Loans and leases, net
       of unearned income,
       allowance, and reserve
       (item 4.a minus 4.b and 4.c)                    2125   16,109,349   4.d.

Legal Title of Bank: The First National Bank of Chicago     Call Date: 12/31/95
Address: One First National Plaza, Suite 0460         ST-BK:  17-1630 FFIEC 031
City, State  Zip: Chicago, IL  60670-0460                             Page RC-2
FDIC Certificate No.:    0/3/6/1/8

Schedule RC--Balance Sheet (continued)

                                  Dollar Amounts                C400       <-
                                   in Thousands        RCFD  BIL MIL THOU
                                  ______________       ____  ____________  ____
 5. Assets held in trading accounts                    3545   12,379,396   5.
 6. Premises and fixed assets
    (including capitalized leases)                     2145      591,753   6.
 7. Other real estate owned (from
    Schedule RC-M)                                     2150        8,796   7.
 8. Investments in unconsolidated
    subsidiaries and associated
    companies (from Schedule RC-M)                     2130       40,560   8.
 9. Customers' liability to this
    bank on acceptances outstanding                    2155      524,918   9.
10. Intangible assets (from Schedule
    RC-M)                                              2143      101,011  10.
11. Other assets (from Schedule RC-F)                  2160    1,633,056  11.
12. Total assets (sum of items
    1 through 11)                                      2170   49,360,496  12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.



























Legal Title of Bank: The First National Bank of Chicago     Call Date: 12/31/95
Address: One First National Plaza, Suite 0460         ST-BK:  17-1630 FFIEC 031
City, State  Zip: Chicago, IL  60670-0460                             Page RC-3
FDIC Certificate No.:    0/3/6/1/8

Schedule RC-Continued

                                  Dollar Amounts
                                   in Thousands           Bil Mil Thou
                                  ______________          ____________
LIABILITIES
13.  Deposits:
     a. In domestic offices
        (sum of totals of
        columns A and C from
        Schedule RC-E, part
        1)                                       RCON 2200  15,174,243  13.a.
        (1) Noninterest-
            bearing(1)      RCON 6631   6,217,164                       13.a.(1)
        (2) Interest-
            bearing         RCON 6636   8,957,079                       13.a.(2)
     b. In foreign offices,
        Edge and Agreement
        subsidiaries, and
        IBFs (from Schedule
        RC-E, part II)                           RCFN 2200  14,435,503  13.b.
        (1) Noninterest-
            bearing         RCFN 6631     625,206                       13.b.(1)
        (2) Interest-
            bearing         RCFN 6636  13,810,297                       13.b.(2)
14.  Federal funds purchased
     and securities sold under
     agreements to repurchase
     in domestic offices of
     the bank and of its Edge
     and Agreement subsidiaries,
     and in IBFs:
     a. Federal funds purchased                  RCFD 0278   2,449,282  14.a.
     b. Securities sold under
        agreements to repurchase                 RCFD 0279     880,215  14.b.
15.  a. Demand notes issued to
        the U.S. Treasury                        RCON 2840      93,942  15.a.
     b. Trading Liabilities                      RCFD 3548   7,523,265  15.b.
16.  Other borrowed money:
     a. With original maturity
        of one year or less                      RCFD 2332   1,897,370  16.a.
     b. With original maturity
        of more than one year                    RCFD 2333     383,807  16.b.
17.  Mortgage indebtedness and
     obligations under capitalized
     leases                                      RCFD 2910     280,522  17.
18.  Bank's liability on acceptance
     executed and outstanding                    RCFD 2920     524,918  18.
19.  Subordinated notes and
     debentures                                  RCFD 3200   1,225,000  19.


Legal Title of Bank: The First National Bank of Chicago     Call Date: 12/31/95
Address: One First National Plaza, Suite 0460         ST-BK:  17-1630 FFIEC 031
City, State  Zip: Chicago, IL  60670-0460                             Page RC-4
FDIC Certificate No.:    0/3/6/1/8

Schedule RC-Continued

                                  Dollar Amounts
                                   in Thousands           Bil Mil Thou
                                  ______________          ____________
20.  Other liabilities (from
     Schedule RC-G)                              RCFD 2930   1,444,364  20.
21.  Total liabilities (sum of
     items 13 through 20)                        RCFD 2948  46,312,431  21.
22.  Limited-Life preferred
     stock and related surplus                   RCFD 3282           0  22.
EQUITY CAPITAL
23.  Perpetual preferred stock
     and related surplus                         RCFD 3838           0  23.
24.  Common stock                                RCFD 3230     200,858  24.
25.  Surplus (exclude all
     surplus related to
     preferred stock)                            RCFD 3839   2,320,126  25.
26.  a. Undivided profits
        and capital reserves                     RCFD 3632     519,849  26.a.
     b. Net unrealized holding
        gains (losses) on
        available-for-sale
        securities                               RCFD 8434       7,315  26.b.
27.  Cumulative foreign
     currency translation
     adjustments                                 RCFD 3284         (83) 27.
28.  Total equity capital
     (sum of items 23 through
     27)                                         RCFD 3210   3,048,065  28.
29.  Total liabilities,
     limited-life preferred
     stock, and equity
     capital (sum of items
     21, 22, and 28)                             RCFD 3300  49,360,496   29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the
   number of the statement below that best
   describes the  most comprehensive level
   of auditing work performed for the bank              Number
   by independent external auditors as of
   any date during 1993                           RCFD 6724     N/A        M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.